Exhibit 10.15
THIRD AMENDMENT TO CREDIT AGREEMENT
    This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 27, 2025, by and among PACS GROUP, INC., a Delaware corporation (“Holdings”), PACS HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and TRUIST BANK, as Administrative Agent.
W I T N E S S E T H :
    WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of December 7, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.
    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (including in the preamble and the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments.
(a) Section 3.2 of the Credit Agreement is hereby amended (i) to delete the “and” at the end of clause (c); (ii) to delete the “.” at the end of clause (d) and replace it with “; and” and (iii) by adding the following new clause (e) thereto:
(b) (e)    unless the Required Revolving Lenders otherwise agree in writing (which may be by e-mail), the Borrower shall have delivered all of the financial statements and other information required by Section 5.1(a) and the corresponding Compliance Certificate required by Section 5.1(c) for the Fiscal Year of Holdings ended December 31, 2024 (regardless of whether such financial statements, other information and Compliance Certificate are then required to have been delivered pursuant such Sections 5.1(a) and 5.1(c), respectively).
(c) Section 5.1(a) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(a)    as soon as available and in any event within 90 days (or, with respect to the Fiscal Year ended December 31, 2024, 135 days (or such later date as may be agreed to in writing (which may be by e-mail) by the Administrative Agent in its sole discretion (which later date may not be later than 150 days unless agreed to in writing (which may be by e-mail) by the Required Lenders))) after the end of each Fiscal Year of Holdings (commencing with the Fiscal Year ended December 31, 2023), a copy of the annual audited report for such Fiscal Year for Holdings and its Subsidiaries, containing a consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit (other than any “going concern” or similar qualification or exception related to the maturity of the Obligations)) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Holdings and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP, and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and together with a management discussion and analysis with respect thereto;
(d) Sections 8.1(d) and (e) of the Credit Agreement are hereby amended so that they read, in their entirety, as follows:
(d)    Holdings or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1(a) (solely with respect to the reporting for the Fiscal Year ended December 31, 2024), Section 5.1(c) (solely with respect to the Compliance Certificate for the Fiscal Year ended December 31, 2024), Section 5.2(a), Section 5.3 (with respect to the Borrower’s legal existence), Section 5.11, Section 5.16, Section 5.18 or Article VI or VII; or
(e)    (i) any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.1 (other than Section 5.1(a) (solely with respect to the reporting for the Fiscal Year ended December 31, 2024) and Section 5.1(c) (solely with respect to the Compliance Certificate for the Fiscal Year ended December 31, 2024)), or Section 5.2 (other than Section 5.2(a)), and such failure shall remain unremedied for fifteen (15) days after the earlier of (x) any Responsible Officer of the Borrower becomes aware of such failure, or (y) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, or (ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b), (d) and (e)(i) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for 30 days after the earlier of (x) any Responsible Officer of the Borrower becomes aware of such failure, or (y) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of each of the following conditions:
(a) The Administrative Agent’s receipt of this Agreement duly executed by each of (i) Holdings, (ii) the Borrower, (iii) the Required Lenders and (iv) the Administrative Agent; and
(b) the Borrower shall have paid all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent due and payable on or prior to the date hereof, including, without limitation, reasonable fees, charges and disbursements of counsel for the Administrative Agent.
SECTION 4. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a) Each of the representations and warranties made by it set forth in the Loan Documents is true and correct in all material respects as of the date hereof, unless such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects);
(b) As of the date hereof, immediately after giving effect to this Agreement, there exists no Default or Event of Default;
(c) It has the power and is duly authorized to enter into, deliver, and perform this Agreement; and
(d) This Agreement is the legal, valid, and binding obligation of each of Holdings and the Borrower enforceable against it in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity.
SECTION 5. Miscellaneous Terms.
(a) Loan Document. For avoidance of doubt, Holdings, the Borrower, the Lenders party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.
(b) Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.
(c) No Novation or Mutual Departure. Each of Holdings and the Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from the Borrower or any other Loan Party to the Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of an Event of Default under the Credit Agreement or the other Loan Documents. Notwithstanding the foregoing, to the extent that an Event of Default has occurred as a result of a failure to timely deliver the budget for the Fiscal Year ending December 31, 2025, the Lenders hereby waive any such Event of Default (provided that such wavier shall be effective only in this specific instance and only for the specific purpose set forth herein and does not allow for any other or further modification of or deviation from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect).
(d) Ratification. Each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby (i) restates, ratifies, and reaffirms all of its obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).
(e) Claims. To induce the Administrative Agent and the Lenders to enter into this Agreement, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of itself or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of itself or any other Loan Party owed to the Administrative Agent and the Lenders under the Credit Agreement or any other Loan Document.
(f) Release. In consideration of the agreements contained herein, each of Holdings and the Borrower, on its own behalf and on behalf of each other Loan Party, hereby waives and releases the Administrative Agent and each of the Lenders and their respective directors, partners, officers, employees and agents, from any and all claims and defenses, known or unknown as of the date of this Agreement, with respect to the Credit Agreement, the other Loan Documents and the transactions contemplated thereby on or before the date of this Agreement.
(g) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
(h) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) or electronic signature as permitted by Section 10.16 of the Credit Agreement shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party so delivering an executed counterpart of this Agreement by facsimile, telecopy, other electronic method of transmission or electronic signature shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
(i) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(j) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(Signature pages follow)

    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
HOLDINGS:
PACS GROUP, INC.

By: _/s/ Derick Apt__________________________
Name:     Derick Apt
Title:     Chief Financial Officer

BORROWER:
PACS HOLDINGS, LLC

By: _/s/ Derick Apt__________________________
Name:     Derick Apt
Title:     Chief Financial Officer

TRUIST BANK,
    as the Administrative Agent and a Lender

By: _/s/ Alexandra Korchmar__________________
Name: Alexandra Korchmar
Title:     Vice President

CITIBANK, N.A.,
as a Lender

By: _/s/ Nicholas Bancroft__________________
Name: Nicholas Bancroft
Title:     Authorized Signer

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: _/s/ Maurice Dattas__________________
Name: Maurice Dattas
Title:     Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: _/s/ Patrick Gilbreath __________________
Name: Patrick Gilbreath
Title:     Vice President

REGIONS BANK,
as a Lender

By: _/s/ Allen T. Riley __________________
Name: Allen T. Riley
Title:     Director

ROYAL BANK OF CANADA,
as a Lender

By: _/s/ Sean Young __________________
Name: Sean Young
Title:     Authorized Signatory

BOKF NA, DBA BOK FINANCIAL,
as a Lender

By: _/s/ Rett E. Deinlein __________________
Name: Rett E. Deinlein
Title:     Senior Vice President

UBS AG, STAMFORD BRANCH,
as a Lender

By: _/s/ Joselin A Fernandes ________________
Name: Joselin A Fernandes
Title:     Director

By: _/s/ Larcy Naval ____________________
Name: Larcy Naval
Title:     Director